Exhibit 99.1
Designer Brands Inc. Continues Strategic Camuto Group Integration; Names Debbie Ferrée as President of Camuto Group and William L. Jordan as President of Designer Brands Inc.

COLUMBUS, Ohio, June 22, 2021 – Designer Brands Inc. (NYSE: DBI), one of North America’s largest designers, producers and retailers of footwear and accessories, today announced two new executive appointments. These leaders will help support DBI’s strong market performance and its work to meet customer needs effectively and efficiently through its industry-leading omnichannel capabilities.

In addition to her ongoing role as Vice Chairman, Debbie Ferrée has been named President of Camuto Group, a role she has held on an interim basis since August 2020. In addition, William “Bill” Jordan has been named President of Designer Brands. Jordan was named Designer Brands’ Chief Growth Officer in February 2020 and will continue to lead that work in his new role. Both appointments are effective immediately.

“Designer Brands continues to stay ahead of retail consumer and fashion trends, as evidenced by our ongoing improving financial performance,” said Designer Brands Chief Executive Officer Roger Rawlins. “To maintain this competitive advantage, we need the right leaders to guide us in evaluating and identifying ways to enhance our organizational structure, including the ongoing integration of Camuto Group to unlock greater value for the enterprise. This ensures that we will continue meeting customers’ needs both in stores and online, as our business recovers and we make the necessary investments to build a stronger foundation for the future.”

As President of Camuto Group, Ferrée will accelerate her executive duties of advancing Camuto’s integration into the DBI organization and growing brands. Integration work includes continued growth of brands exclusive to DSW such as JLO Jennifer Lopez, Kelly & Katie, and Crown Vintage as well as our other owned brands such as Vince Camuto. Our owned brands have gained strength in recent quarters and represented 15 of the top 25 selling items at DSW in first quarter of 2021.

As President of Designer Brands, Jordan will continue to oversee the enterprise’s shared services functions, including human resources and information technology. As part of Camuto Group’s continued integration, the sourcing and supply chain business functions will move under Jordan in Designer Brands’ shared services organization. This key operational centralization will enhance our speed to market.

Added Rawlins, “We have tremendous confidence in Debbie and Bill’s proven leadership, as evidenced by their navigation of a rapidly changing retail landscape, and by the trust earned from our associates. Today’s announcements signal commitment to our strategy as we grow customer loyalty and deliver successive improvement.”

About Designer Brands
Designer Brands is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 700 locations under the DSW Designer Shoe Warehouse®, The Shoe Company® and Shoe Warehouse® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business and footwear and handbag licenses for Lucky Brand®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on Designer Brands' current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainty related to the continued outbreak of the coronavirus ("COVID-19"), any future COVID-19 resurgence, and any other adverse public health developments; risks related to losses or disruptions associated with our distribution systems, including our distribution and fulfillment centers and our stores, whether as a result of COVID-19, reliance on third-party providers, cyber-related attacks, or otherwise; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance and other risks, and fluctuations in foreign currency exchange rates; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; failure to retain our key executives or attract qualified new personnel; our ability to protect our reputation and to maintain the brands we license; uncertain general economic, political and social conditions and the related impacts to consumer discretionary spending; our competitiveness with respect to style, price, brand availability and customer service; and our ability to provide customers cost-effective shopping platforms. Risks and other factors that could cause our actual results to differ materially from our expectations are described in Designer Brands’ Annual Report on Form 10-K for the fiscal year ended January 30, 2021, and risk factors identified in Designer Brands’ other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Designer Brands undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.